UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 4, 2016

ANDES 7 Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55491	47-4683655
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

424 Clay Street, Lower Level, San Francisco, CA 94111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415 463 7827
(ISSUER TELEPHONE NUMBER)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 23, 2016, the Registrant filed a Certificate of Amendment (the "Amendment") to the Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the authorized shares from 100,000,000 shares of common stock to 1,000,000,000 shares of common stock. The amendment became effective on February 25, 2016. The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 23, 2016, the Board of Directors and the Majority Controlling Stockholder of the Registrant approved to amend the Registrant's Certificate of Incorporation to increase the authorized number of common stock from 100,000,000 shares of common stock to 1,000,000,000 shares of common stock. On that date, the Stockholders met and approved the amendment to the Certificate of Incorporation and authorized and directed the officers of the Registrant to file such amendment with the State of Delaware, which amendment was effectively completed and the Registrant informed on February 25, 2016.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Document
3.3	Certificate of Amendment to Certificate of Incorporation, dated February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDES 7 Inc.

By: /s/ Andrew Khor Poh Kiang
Name: Andrew Khor Poh Kiang
Title: President, Chief Executive Officer, and Chairman of the Board of Directors

Date: March 4, 2016